UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2015

AMN HEALTHCARE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-16753	06-1500476
(Commission File Number)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100

San Diego, California 92130

(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 871-8519

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) On April 22, 2015, the Company held its 2015 Annual Meeting of Stockholders.

(b) The following items of business were voted upon by the Company’s stockholders at the 2015 Annual Meeting:

1.	Each of the Board of Directors’ nominees for director was elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified, by the vote set forth in the table immediately below:

Director	For	Against	Abstain	Broker Non-Votes
Mark G. Foletta	40,795,597	483,850	6,709	3,805,705
R. Jeffrey Harris	40,887,199	392,248	6,709	3,805,705
Michael M.E. Johns, M.D.	40,887,537	391,918	6,701	3,805,705
Martha H. Marsh	40,902,477	378,566	5,113	3,805,705
Susan R. Salka	40,896,938	384,205	5,013	3,805,705
Andrew M. Stern	40,788,901	490,163	7,092	3,805,705
Paul E. Weaver	40,794,899	484,556	6,701	3,805,705
Douglas D. Wheat	40,882,273	397,174	6,709	3,805,705

2.	The compensation of named executive officers was approved, on an advisory (non-binding) basis, by the vote set forth in the table immediately below:

For	Against	Abstain	Broker Non-Votes
39,520,014	1,366,280	399,862	3,805,705

3.	The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified by the vote set forth in the table immediately below:

For	Against	Abstain	Broker Non-Votes
43,799,575	939,284	353,002	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: April 24, 2015	By:	/s/ Susan R. Salka
Susan R. Salka
President & Chief Executive Officer